EXHIBIT  4.1.  Specimen  Stock  Certificate



              SPECIMEN CERTIFICATE OF COMMON STOCK PAR VALUE $.001

CERTIFICATE NUMBER  __________________        NUMBER OF SHARES  ____________


                              H-NET.NET, INC., INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO

CUSIP NUMBER


     This certifies that ____________________________ is the owner of ___________________ Fully Paid and Non-Assessable Shares of Common Stock Par Value $.001 Per Share, of H-Net.Net, Inc., Inc., Transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the corporation and the facsimile Signatures of its duly authorized officers.

Date:


                                [CORPORATE SEAL]



-------------------------                           ----------------------------
       President                                         Secretary


                              COUNTERSIGNED:


                              -------------------------------

Transfer Agent and Registrar

Attest:  ___________________
Authorized Signature




                          [REVERSE SIDE OF CERTIFICATE]


                              H-NET.NET, INC., INC.

The Corporation will furnish to any shareholder upon request and Without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares or each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of other series.


                            [STANDARD TRANSFER FORM]